Exhibit 4.19

SEE REVERSE FOR RESTRICTIVE LEGEND(S)

Certificate Number C-__	Arrowhead Research Corporation a Delaware corporation Series C Preferred Stock, par value $0.001	Number of Shares ___

THIS CERTIFIES THAT ____________________________ is the record holder of ________________ (            ) shares of Series C Convertible Preferred Stock of Arrowhead Research Corporation (the “Corporation”) transferable only on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, to all of which the holder of this Certificate, by acceptance hereof, assents.

A statement of all the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof as established by the Certificate of Incorporation may be obtained by any stockholder upon request and without charge, at the principal office of the Corporation.  The shares of Series C Convertible Preferred Stock are convertible into Common Stock at the times and on the terms set forth in the Certificate of Incorporation of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ___ day of _________ 201_.

Kenneth Myszkowski, Chief Financial Officer	Christopher Anzalone, President

FOR VALUE RECEIVED ______________________________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO _______________________________________________________SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ___________________ ____, _____

(signature)

NOTICE:  THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.